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                          Exhibit 11.1 - Statement Re:
                 Supplemental Computation of Per Share Earnings*
                       Vivra Incorporated and Subsidiaries

                       Three Years Ended November 30, 1995

                             Year ended November 30
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                                                                    1995              1994             1993
                                                              -----------------------------------------------------

Primary:
    Weighted average shares outstanding                           37,350,000        32,987,000       31,158,000
       (a)   Stock options granted to employees, based on the
           treasury-stock method using average market price          678,000(1)        816,000(1)       940,000
                                                              -----------------------------------------------------
Total                                                             38,028,000        33,803,000       32,098,000
                                                              =====================================================

Net earnings from continuing operations                          $38,599,000       $30,187,000      $24,376,000

Earnings from discontinued operations less applicable taxes                -                 -          554,000

Gain on sale of discontinued operations less applicable taxes              -           697,000                -
                                                              -----------------------------------------------------
Net earnings                                                     $38,599,000       $30,884,000      $24,930,000
                                                              =====================================================

Earnings per Share:
Net earnings from continuing operations                                $1.03              $.92             $.76
Earnings from discontinued operations                                      -                 -              .02
Gain on sale of discontinued operations                                    -               .02                -
                                                              -----------------------------------------------------
Net earnings                                                           $1.03              $.94             $.78
                                                              =====================================================

Fully diluted:
    Weighted average shares outstanding                           37,350,000        32,987,000       31,158,000
       (a)   Stock options granted to employees, based on the
           treasury-stock method using the year-end market
           price, if higher than average market price                696,000(1)        843,000(1)       975,000
                                                              -----------------------------------------------------
Total                                                             38,046,000        33,830,000       32,133,000
                                                              =====================================================
Net earnings from continuing operations                          $38,599,000       $30,187,000      $24,376,000

Earnings from discontinued operations less applicable taxes                -                 -          554,000

Gain on sale of discontinued operations less applicable taxes              -           697,000                -
                                                              -----------------------------------------------------
Net earnings                                                     $38,599,000       $30,884,000      $24,930,000
                                                              =====================================================
Earnings per Share:
    Net earnings from continuing operations                            $1.03              $.92             $.76
    Earnings from discontinued operations                                  -                 -              .02
    Gain on sale of discontinued operations                                -               .02                -
                                                              -----------------------------------------------------
Net earnings                                                           $1.03              $.94             $.78
                                                              =====================================================

* Adjusted to reflect three-for-two stock splits payable to shareholders of record on November 22, 1995 and November 10, 1993, respectively and the issuance of 875,702 shares of Common Stock in connection with the pooling-of-interests described in Note 1 to the Supplemental Consolidated Financial Statements, reflected retroactively for all periods presented.

(1) As the dilutive Common Stock equivalents are less than 3% of the weighted average outstanding shares, they have not been included in the computation of earnings per share as shown in the Condensed Consolidated Financial Statements.

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